EXHIBIT 21.1

SEARCHLIGHT MINERALS CORP.

LIST OF WHOLLY OWNED SUBSIDIARIES

1.     Clarkdale Minerals LLC, a Nevada limited liability company

2.     Clarkdale Metals Corp., a Nevada corporation